Exhibit 99.3

1847 HOLDINGS LLC

Pro Forma Combined Balance Sheet as of March 31, 2020

(UNAUDITED)

	1847 Holdings LLC	Asien’s Appliance, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	$302,417	$2,029,474	$(233,000)	(a-2)	$2,373,891
			425,000	(r-1)
			(150,000)	(a-8)
Rebates receivable	-	-	-		-
Deposits with vendors	294,960	-	-		294,960
Accounts receivable, net	1,603,734	50,383	-		1,654,117
Inventory	1,399,672	1,904,630	-		3,304,302
Related party receivable	-	-	-		-
Due from officers	-	-	-		-
Prepaid expenses and other current assets, net	955,509	33,316	-		988,825
Total current assets	4,556,292	4,017,803	42,000		8,616,095

Property and equipment, net	3,066,532	165,389	-		3,231,921
Operating lease right of use assets	2,447,280	-	-		2,447,280
Goodwill	5,119,918	-	1,037,500	(a-1)	6,362,619
			233,000	(a-2)
			200,000	(a-3)
			655,000	(a-4)
			(882,799)	(a-5)
Intangible assets, net	1,810,994	-	-		1,810,994
Deferred Tax Asset	1,133,303				1,133,303
Other Assets
Other Assets	45,375	-	-		45,375
Total assets	$18,179,694	$4,183,192	$1,284,701		$23,647,587
Liabilities and Shareholders' Equity (Deficit)
Current Liabilities
Accounts payable and accrued expenses	$4,743,487	$769,919	$(50,000)	(a-10)	$5,463,406
Contract liabilities	5,434,785	2,156,249			7,591,034
Payroll related liabilities		58,776	-		58,776
Accrued expenses and other liabilities	-	144,121	-		144,121
Current portion of operating lease liability	440,228	-	-		440,228
Line of Credit	579,355	-	685,000	(r-1)	1,054,355
	-		(210,000)	(r-1)
Floor plan payable	10,587				10,587
Advances, related party	183,118	-	-		183,118
Note payable, related party	119,400	-	-		119,400
Notes payable, current portion	5,202,330	80,445	200,000	(a-3)	6,137,775
			655,000	(a-4)
Warrant liability	122,344	-	-		122,344
Convertible promissory note - current portion	710,288				710,288
Current portion of financing lease obligation	373,012				373,012
Deferred revenue	-	-	-		-
Total current liabilities	17,918,934	3,209,510	1,280,000		22,408,444
Long-Term Liabilities
Non-current notes payable	-	90,883	-		90,883
Operating lease liability – long term, net of current portion	2,007,052		-		2,007,052
Contingent note payable	49,248	-	-		49,248
Notes Payable – long term, net of current portion	3,109,567
Accrued Expenses – long term	1,019,333				1,019,333
Financing lease liability, net of current portion	184,836	-	-		184,836
Total liabilities	24,288,970	3,300,393	1,280,000		28,869,363

Shareholders' Equity (Deficit)
Allocation shares, 1,000 shares issued and outstanding	1,000	-	-		1,000
Common Shares, 500,000,000 shares authorized, 3,165,000 shares issued and outstanding as of March 31, 2020	3,165	-	415	(a-1)	3,580
Asien’s Appliance, Inc. common shares	-	55,933	(55,933)	(a-5)	-
Additional paid-in capital	442,014	-	1,037,085	(a-1)	1,479,099
Treasury stock		(208,103)	208,103	(a-5)	-
Retained earnings (accumulated deficit)	(5,774,340)	1,034,969	(1,034,969)	(a-5)	(5,924,340)
			(150,000)	(a-8)
Total shareholders’ equity (deficit)	(5,328,161)	882,799	4,701		(4,440,661)

Non-controlling interest	(781,115)	-	-		(781,115)

Total liabilities and shareholders’ equity (deficit)	$18,179,694	$4,183,192	$1,284,701		$23,647,587

See notes to unaudited Pro Forma financial statements

1847 HOLDINGS LLC

Pro Forma Combined Statement of Operations for three months ended March 31, 2020

(UNAUDITED)

	1847 Holdings LLC	Asien’s Appliance, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$10,411,348	$3,324,790	$-		$13,736,138
Cost of revenue	8,366,438	2,425,236	-		10,791,674

Gross Profit	2,044,910	899,554			2,944,464

Personnel	1,764,450	124,744	-		1,889,194
Advertising	-	46,925	-		46,925
Depreciation and amortization	403,236	12,861	-		416,097
Fuel	103,764	-	-		103,764
Bank and credit card fees	-	64,769	-		64,769
Selling, general, and administrative expenses	1,847,789	212,191	75,000	(m-1)	2,134,980
Total Operating Expenses	4,119,239	461,490	75,000		4,655,729
(Loss) income from operations	(2,074,329)	438,064	(75,000)		(1,711,265)
Financing costs and loss on early extinguishment of debt	(202,782)	-	-		(202,782)
Interest expense	(333,554)	-	(4,000)	(a-6)	(403,973)
			(13,919)	(a-7)
			(52,500)	(r-2)
Gain (loss) on sale of property and equipment	-	-	-		-
Other Income, net	2,383	(2,008)	-		375
Total other expense	(533,953)	(2,008)	(70,419)		(606,380)
(Loss) income before income taxes and controlling interests	(2,608,282)	436,056	(145,419)		(2,317,645)
(Provision) benefit from income taxes	497,800	-	(61,034)	(a-9)	436,766
Net loss (income)	(2,110,482)	436,056	(206,453)		(1,880,879)
Net loss attributable to non-controlling interests	738,185	-	-		738,185
Net loss attributable to 1847 Holdings Shareholders	$(1,372,297)	$436,056	$(206,453)		$(1,142,694)

Earnings per share
Basic and Diluted Loss per Share - Common Stock	$(0.43)				$(0.32)
Weighted average number of shares outstanding
Basic and Diluted Common Stock	3,165,625		415,000		3,580,625

See notes to unaudited Pro Forma financial statements

1847 HOLDINGS LLC

Pro Forma Combined Statement of Operations for the year ended December 31, 2019

(UNAUDITED)

	1847 Holdings LLC	Asien’s Appliance, Inc.	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$41,048,138	$13,361,870	$-		$54,410,008
Cost of revenue	30,426,194	10,255,654	-		40,681,848

Gross profit	10,621,944	3,106,216	-		13,728,160

Personnel	5,137,946	500,581	-		5,638,527
Advertising	-	66,570	-		66,570
Depreciation and amortization	1,623,908	35,337	-		1,659,245
Fuel	718,495	-	-		718,495
Bank and credit card fees	-	264,759	-		264,759
Selling, general, and administrative expenses	6,177,588	825,620	300,000	(m-1)	7,303,208
Other Operating Expense	-	-	-		-
Total Operating Expenses	13,657,937	1,692,867	300,000		15,650,804
(Loss) income from operations	(3,035,993)	1,413,349	(300,000)		(1,922,644)
Financing costs and loss on early extinguishment of debt	(552,561)	-	-		(552,561)
Change on warrant liability	106,900	-	-		106,900
Write-off contingent consideration	32,246	-	-		32,246
Interest expense	(1,206,991)	-	(16,000)	(a-6)	(1,488,666)
			(55,675)	(a-7)
			(210,000)	(r-2)
Gain (loss) on sale of property and equipment	57,603		-		57,603
Other Income, net	15,010	(8,504)	-		6,506
Total other expense	(1,547,793)	(8,504)	(281,675)		(1,837,972)
(Loss) income before income taxes and controlling interests	(4,583,786)	1,404,845	(581,675)		(3,760,616)
(Provision) benefit from income taxes	1,202,363		(172,866)	(a-9)	1,029,497
Net loss (income)	(3,381,423)	1,404,845	(754,541)		(2,731,119)
Net loss attributable to non-controlling interests	(1,134,464)	-	-		(1,134,464)
Net loss attributable to 1847 Holdings Shareholders	$(2,246,959)	1,404,845	$(754,541)		$(1,596,655)

Earnings (loss) per share
Basic and Diluted Loss per Share - Common Stock	$(0.71)				$(0.45)
Weighted average number of shares outstanding
Basic and Diluted Common Stock	3,152,349		415,000		3,567,349

See notes to unaudited Pro Forma financial statements

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE TRANSACTION

On March 27, 2020, 1847 Asien Inc. (“1847 Asien”), a subsidiary of 1847 Holdings LLC (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the Company, Asien’s Appliance, Inc. (“Asien’s Appliance”) and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (the “Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s Appliance (the “Acquisition”).

On May 28, 2020, 1847 Asien, the Company, Asien’s Appliance and the Seller entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”) to amend certain terms of the Purchase Agreement. Following entry into the Amendment, closing of the Acquisition was completed on the same day.

Pursuant to the terms of the Purchase Agreement, as amended by the Amendment, 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s Appliance for an aggregate purchase price of $2,125,500, subject to adjustment as described below. The purchase price consists of (i) $233,000 in cash, (ii) the Amortizing Note (as defined below) in the aggregate principal amount of $200,000, (iii) the Demand Note (as defined below) in the aggregate principal amount of $655,000, and (iv) 415,000 common shares of the Company, having a fair market value of $1,037,500 (the “Buyer Shares”).

The purchase price is subject to a post-closing working capital adjustment provision. On or before the 75th day following May 28, 2020 (the “Closing Date”), 1847 Asien shall deliver to the Seller an audited balance sheet as of the Closing Date (the “Final Balance Sheet”). If the net working capital reflected on the Final Balance Sheet (the “Final Working Capital”) exceeds the net working capital reflected on the unaudited balance sheet of Asien’s Appliance delivered to 1847 Asien on the Closing Date (the “Preliminary Working Capital”), 1847 Asien’s shall, within seven days, pay to the Seller an amount of cash that is equal to such excess. If the Preliminary Working Capital exceeds the Final Working Capital, the Seller shall, within seven days, pay to 1847 Asien an amount in cash equal to such excess, provided, however, that the Seller may, at its option, in lieu of paying such excess in cash, deliver and transfer to the Buyer a number of Buyer Shares that is equal to such excess divided by $2.00.

Pursuant to the Amendment, upon five calendar days written notice to the Seller and the transfer agent, from time to time during the one year period following the closing of the Acquisition, the Company shall have the right to repurchase any or all of the Buyer Shares then held by the Seller from the Seller for a purchase price of $2.50 per share.

Subordinated Amortizing Promissory Note

As noted above, a portion of the purchase price under the Purchase Agreement, as amendment by the Amendment, was paid by the issuance of a subordinated amortizing promissory note (the “Amortizing Note”) in the principal amount of $200,000 by 1847 Asien to the Seller. Interest on the outstanding principal amount will be payable quarterly at the rate of eight percent (8%) per annum. The outstanding principal amount of the Amortizing Note will amortize on a one-year straight-line basis in accordance with a specified amortization schedule, with all unpaid principal and accrued, but unpaid interest being fully due and payable on May 28, 2021.

The right of the Seller to receive payments under the Amortizing Note is subordinated to all indebtedness of 1847 Asien, whether outstanding as of the Closing Date or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

The Amortizing Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Asien of any of their covenants under the Purchase Agreement, the Amortizing Note, or any other agreement entered into in connection with the Purchase Agreement, or a breach of any of their representations or warranties under such documents, or (iii) the bankruptcy of 1847 Asien.

Demand Promissory Note

As noted above, a portion of the purchase price under the Purchase Agreement, as amendment by the Amendment, was paid by the issuance by 1847 Asien to the Seller of a demand promissory note (the “Demand Note”) in the principal amount of $655,000 at an interest rate of one percent (1%) computed on the basis of a 360 day year. Principal and accrued interest on the Demand Note shall be payable 24 hours after written demand by the Seller.

The foregoing summary of the terms and conditions of the Purchase Agreement, the Amendment, the Amortizing Note and the Demand Note does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1-10.4, which are incorporated herein by reference.

Management Services Agreement

On May 28, 2020, 1847 Asien entered into a Management Services Agreement (the “Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The MSA is an Offsetting Management Services Agreement as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Offsetting MSA, 1847 Asien appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Management Fee”); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Management Fee to be paid by 1847 Asien for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the Management Fee to be paid by 1847 Asien for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Management Fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 Asien shall also reimburse the Manager for all costs and expenses of 1847 Asien which are specifically approved by the board of directors of 1847 Asien, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Asien in connection with performing services under the Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Asien’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Asien’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

The foregoing summary of the terms and conditions of the Offsetting MSA does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.5, which is incorporated herein by reference.

NOTE 2 – FINANCING TRANSACTIONS

Agreement of Sale of Future Receipts

On May 28, 2020, 1847 Asien entered into an Agreement of Sale of Future Receipts (“Receipts Agreement”) with TVT Direct Funding LLC (“TVT”), pursuant to which, 1847 Asien and Asien’s Appliance agree to sell future receivables with a value of $685,000 (the “Sold Amount of Future Receipts”) to TVT for a purchase price of $500,000. 1847 Asien and Asien Appliance agree to deliver to TVT 20%, of its weekly future receipts, or approximately, $23,300, over the course of an estimated seven-month term, or such date when the Sold Amount of Future Receipts has been delivered to TVT. Asien Appliance used the proceeds from this sale to finance the Acquisition. In addition to all other sums due to TVT under the Receipts Agreement, 1847 Asien and Asien’s Appliance shall pay to TVT certain additional fees, including a one-time origination fees of $25,000.00 as reimbursement of costs incurred by TVT for financial and legal due diligence.

The TVT Loan Agreement contains customary events of default, including the occurrence of the following: (i) a violation by 1847 Asien or Asien’s Apliance of any term, condition or covenant in the Receipts Agreement other than as the result of Asien’s Appliance’s business to ceases its operations, (ii) any representation or warranty made by 1847 Asien or Asien’s Apliance is proven to have been incorrect, false or misleading in any material respect when made, and (iii) a default by 1847 Asien or Asien’s Apliance under any of the terms, covenants and conditions of any other agreement with TVT, if any.

The future payments under the TVT Agreement are secured by a subordinated security interest in all of the tangible and intangible assets of 1847 Asien and Asien’s Appliance. The TVT Agreement contains customary representations, warranties and covenants for an agreement of this type.

The foregoing summary of the terms and conditions of the Receipts Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.6, which is incorporated herein by reference.

NOTE 3 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of March 31, 2020 combines the historical balance sheet of the Company with the historical balance sheet of Asien’s Appliance and has been prepared as if the Acquisition had occurred on March 31, 2020.  The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and for the three months ended March 31, 2020 combines the historical statement of operations of the Company with the historical statement of operations of Asien’s Appliance and was prepared as if the Acquisition had occurred on January 1, 2019.  The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

The Company accounted for the acquisition in the unaudited pro forma combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”).  In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition date.  Goodwill as of the Acquisition date is measured as the difference of fair value of the net tangible assets and identifiable assets acquired over the purchase consideration.

The pro forma adjustments described below were developed based on management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Asien based on preliminary estimates to fair value.  The final purchase consideration and allocation of the purchase consideration will differ from that reflected in the unaudited pro forma combined financial information after the final valuation procedures are performed and the amounts are finalized.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are the necessarily indicative of future consolidated results of operations or financial position.

The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and the Asien Business.  The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.  The unaudited pro forma combined statement of operations does not reflect any non-recurring charges directly related to the Acquisition that the combined companies incurred upon completion of the Acquisition.

NOTE 4 – ESTIMATED PRELIMINARY PURCHASE PRICE CONSIDERATION

The Company has performed a preliminary valuation analysis of the fair market value of Asien’s assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase price as of the Acquisition date:

Asien’s

On March 27, 2020, the Company and 1847 Asien entered into a stock purchase agreement with Asien’s and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (the “Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s.

On May 28, 2020, the Company, 1847 Asien, Asien’s and the Seller entered into an amendment to the stock purchase agreement and closing of the acquisition of all of the issued and outstanding capital stock of Asien’s was completed (the “Asien’s Acquisition”).

The aggregate purchase price was $2,125,500 consisting of: (i) $233,000 in cash, subject to adjustment; (ii) the issuance of an amortizing promissory note in the principal amount of $200,000; (iii) the issuance of a demand promissory note in the principal amount of $655,000; and (iv) 415,000 common shares of the Company, having a fair market value of $1,037,500 (the “Shares”), which may be repurchased by the Company for a period of one year following the closing at a purchase price of $2.50 per share.

The purchase price is subject to a post-closing working capital adjustment provision based on the difference between actual working capital at closing and Asien Television’s preliminary estimate of closing date working capital. If the final working capital exceeds the preliminary working capital estimate, 1847 Asien must pay to the Seller an amount of cash that is equal to such excess. If the preliminary working capital estimate exceeds the final working capital, the Seller must pay to 1847 Asien an amount in cash equal to such excess, provided, however, that the Seller may, at its option, in lieu of paying such excess in cash, deliver and transfer to 1847 Asien a number of Shares that is equal to such excess divided by $2.00.

The provisional fair value of the purchase consideration issued to the Seller was allocated to the net tangible assets acquired. The Company accounted for the Asien’s Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $197,272. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Asien’s will be included in the Company’s financial statements in future periods.

The table below shows preliminary analysis for the Asien’s Acquisition:

Purchase consideration:
Common stock	$1,037,500
Notes payable	855,000
Cash	233,000
Amount of consideration:	$2,125,500

Assets acquired and liabilities assumed at preliminary fair value
Cash	$2,029,474
Accounts receivable	50,383
Deposits with vendors	0
Inventories	1,904,630
Due from related party	0
Other current assets	33,316
Property and equipment	165,389
Other assets	0
Accounts payable and accrued expenses	(769,919)
Notes payable	(171,328)
Customer deposits	(2,156,249)
Other liabilities	(202,897)
Net tangible assets acquired	$882,799

Total net assets acquired	$882,799
Consideration paid	2,125,500
Preliminary goodwill	$1,242,701

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statement of operations. Due to the recent completion of the Acquisition, the determination of the purchase price and the allocation of the purchase price used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the assets acquired and liabilities assumed, including, but not limited to, contract receivables, prepaid expenses and other current assets, intangible assets, accounts payable, and deferred revenue. It is expected that the financial statement basis and income tax basis for the assets acquired and liabilities assumed will be the same. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

NOTE 5 – PRO FORMA ADJUSTMENTS

As the Acquisition has recently been completed, the Company is currently in the process of completing the purchase price allocation treating the Acquisition as a business combination (see Note 4). The purchase price allocation for Asien will be included in the Company’s consolidated financial statements in the second quarter of the year ending December 31, 2020.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Stock Purchase Agreement

(a-1) Represents the issuance of 415,000 shares of Company common stock at a fair market value of $1,037,500 in conjunction with the Acquisition which may be repurchased by the Company for a period of one year following the closing at a purchase price of $2.50 per share.

(a-2) Represents the $233,000 in cash, subject to adjustment, in conjunction with the acquisition.

(a-3) the issuance of an amortizing promissory note in the principal amount of $200,000.

(a-4) the issuance of a demand promissory note in the principal amount of $655,000.

(a-5) Reflects the elimination of the Asien equity in common stock of $55,933, treasury stock of $(208,103) and retained earnings of $1,034,969 for purposes of consolidation.

(a-6) Reflects the interest expense resulting from the Promissory Notes of annualized interest of 8% or approximately $16,000 for the year ended December 31, 2019 and $4,000 for the three months ended March 31, 2020.

(a-7) Reflects the interest expense resulting from the Promissory Notes of annualized interest of 8.5% or approximately $55,675 for the year ended December 31, 2019 and $13,919 for the three months ended March 31, 2020.

(a-8) Reflects the acquisition closing fees primarily professional fees of $150,000.

(a-9) Income taxes – Upon the acquisition of the assets by the Company, the taxable income and losses from the Asien Business will be included with the Company’s future corporate income tax filings.

(a-10) Reflects $50,000 accounts payable payment made at closing by TVT Funding on behalf of 1847 Holdings.

Management Services Agreement

(m-1) Reflects an annualized management services agreement of a maximum of $300,000 paid to 1847 Partners LLC for the year ended December 31, 2019 and $75,000 for the three months ended March 31, 2020.

Revolving Loan

(r-1) Revolving loan – Represents the new $685,000, net of debt issuance costs and discounts, due to TVT Direct Funding, LLC. of debt secured by future receivables, the debt issuance costs included a $25,000 origination fee and $185,000 of debt discount.

Details are summarized below:

Revolving loan	$685,000
Original issue discount	(25,000)
Debt discount financing costs	(185,000)
Paid on behalf of 1847 holdings	(50,000)
Total pro forma adjustment - non-current	$425,000

(r-2) Interest expense – Reflects the interest expense of $210,000 resulting from the Revolving Note of amortized as interest expense for the year ended December 31, 2019. The interest expense was $52,500 for the three months ended March 31, 2020.